Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Preliminary Third Quarter 2011 Results

COLUMBUS, Ohio - (October 18, 2011) - Momentive Specialty Chemicals Inc. (“Momentive Specialty Chemicals” or the “Company”), formerly known as Hexion Specialty Chemicals, Inc., today announced preliminary results for the third quarter ended September 30, 2011.

Momentive Specialty Chemicals expects to record sales of approximately $1.2 billion, operating income of $93 million to $104 million and Segment EBITDA of $156 million to $166 million in the third quarter of 2011. The Company recorded revenues of $1.2 billion, operating income of $188 million and Segment EBITDA of $193 million in the third quarter of 2010. Segment EBITDA is a non-GAAP financial measure and is defined and reconciled to operating income later in this release.

Momentive Specialty Chemicals expects to be in compliance with all of the terms of its outstanding indebtedness, including the financial covenants, at the end of third quarter of 2011. The Company estimates that its net unaffiliated debt was approximately $3.35 billion at the end of the quarter ended September 30, 2011, up slightly from $3.34 billion at June 30, 2011. Momentive Specialty Chemicals also estimates that it had liquidity of approximately $520 million as of September 30, 2011, which is comprised of cash plus available borrowings under its credit facilities and an equity commitment from certain affiliates of Apollo Management, L.P.

“Due to the recent economic uncertainty, we have seen some caution among our customers negatively impacting our third quarter 2011 results,” said Craig O. Morrison, Chairman, President and CEO. “However, certain product lines, such as our oilfield proppants and North American formaldehyde businesses continued to perform well versus the prior year, which was offset by headwinds in our specialty epoxy business from tightness in Chinese credit markets and the reduction of Chinese government subsidies. We believe the quarter was impacted by both a softening economy as well as a draw down of inventories across a number of key segments.”

“In response to the current economic volatility, we are reviewing our plans to aggressively accelerate savings from the shared services agreement with Momentive Performance Materials Inc. in order to capture these cost savings as quickly as possible, while also launching additional cost reviews across all aspects of the business. We believe our business is well-positioned over the long-term.”

Momentive Specialty Chemicals will file a more detailed press release regarding its third quarter 2011 results on Form 8-K, and will file its Form 10-Q for the period ended September 30, 2011, in early November, with an accompanying investor conference call to follow shortly thereafter.

Financial Measures that Supplement U.S. GAAP

Segment EBITDA (earnings before interest, income taxes, depreciation and amortization) is defined as EBITDA adjusted to exclude certain non-cash, other income and expenses and discontinued operations. Segment EBITDA is the primary performance measure used by the Company's senior management, the chief operating decision-maker and the board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA is also the profitability measure used to set management and executive incentive compensation goals. Segment EBITDA is not a measurement of financial performance under U.S. GAAP, and our Segment EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our Segment EBITDA, which is a non-U.S. GAAP financial measure, as an alternative to operating or net income, determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.

Reconciliation of Segment EBITDA to Operating Income

	Three months ended September 30, 2011		Three months ended September 30, 2010
	Low	High

Segment EBITDA	$156	$166	$193
Reconciliation:
Items not included in Segment EBITDA
Push-down of income recovered by owner	—	—	55
Non-cash charges	(3)	(3)	(2)
Other unusual items	(13)	(12)	(16)
Total adjustments	(16)	(15)	37
Earnings from unconsolidated entities	(4)	(4)	(2)
Depreciation and amortization	(43)	(43)	(40)
Operating income	$93	$104	$188

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Performance Materials Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC, including our quarterly reports on Form 10-Q.All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company

Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC., the owner of its sister company, Momentive Performance Materials Inc., a global leader in silicones and advanced materials. Additional information is available at www.momentive.com.

About the New Momentive

Momentive Performance Materials Holdings LLC is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (collectively, the "new Momentive"). The new Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. The company uses its technology portfolio to deliver tailored solutions to meet the diverse needs of its customers around the world.

The new Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals, Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. The new Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about the new Momentive and its products is available at www.momentive.com.

Contacts
Investors:
John Kompa
614-225-2223
john.kompa@momentive.com

Media:
Peter Loscocco
614-225-4127
peter.loscocco@momentive.com